Exhibit 31

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Biomoda, Inc., on Form 10-KSB for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof, I John J Cousins as President and Chief Financial Officer of the Company, certify; pursuant to and for purposes of 18 U.S.C. Section 1350 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 that:

I, John J. Cousins, certify that:

1.	I have reviewed this annual report on Form 10-KSB of Biomoda, Inc.

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by his annual report;

3.
Based on my knowledge, the financial statements and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.
As the small business issuer’s certifying officer, I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act rule 13a-14 and 15d-14) for the registrant and have:

a.
Designed such disclosure control and procedures, or caused such disclosure control and procedures to be designed under my supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this annual report is being prepared;

b.
Paragraph omitted in accordance with SEC transition instructions contained in SEC Release No. 33-8238, and an extension of the compliance date in accordance in accordance with SEC Release No. 33-8545 and Release No. 33-6818;

c.	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report on such evaluation; and

d.	Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred in the small business issuer’s most recent fiscal quarter that is materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and,

5.
I have disclosed, based on my most recent evaluation of internal control over financial reporting; to the small business issuer’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions);

a.
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information: and,

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

BIOMODA, INC. and Subsidiary

Dated: March 15, 2007	By:	/s/ John J. Cousins
John J. Cousins
Title President & Chief Financial Officer (Principal Executive and Accounting Officer)